                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            DATA TRANSLATION, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                            DATA TRANSLATION, INC.

                               ----------------

                 Notice of 2000 Annual Meeting of Stockholders
                          To Be Held On April 6, 2000

                               ----------------

TO THE STOCKHOLDERS OF DATA TRANSLATION, INC.:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Data Translation, Inc. (the "Company") will be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 6, 2000 at 9:30 a.m., local time, for the following purposes:

   1.To elect one Director of the Company to serve for a three-year term as a Class I Director; and

   2.To ratify the action of the Board of Directors in amending the 1996
      Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder from 500,000 to 1,500,000; and

   3.To consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  Only holders of record of the Company's common stock at the close of business on February 22, 2000 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          ELLEN W. HARPIN
                                          Secretary

Marlboro, Massachusetts
March 10, 2000

                                   IMPORTANT

  EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                            DATA TRANSLATION, INC.

                               ----------------

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 6, 2000

                               ----------------

                VOTING, REVOCATION AND SOLICITATION OF PROXIES

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Data Translation, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 6, 2000 at 9:30 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Meeting and Proxy Card are being first mailed on or about March 10, 2000 to stockholders of record as of February 22, 2000. The Annual Meeting has been called for the following purposes: (i) to elect one Director of the Company to serve for a three-year term as a Class I Director;
(ii) to ratify the action of the Board of Directors in amending the 1996 Stock Option Plan; and (iii) to consider and vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record Date; Voting

  The Board of Directors of the Company (the "Board of Directors" or the "Directors") has fixed the close of business on February 22, 2000 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of record of common stock of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, 2,207,159 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding. As of such date, there were approximately 300 holders of record of Common Stock. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

  Holders of Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" each of the proposals.

  Any properly completed proxy card may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, at the address set forth above, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

  In addition to the solicitation of proxies by mail, the Directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such Directors, officers or employees will receive any compensation for such solicitation activities. The Company will bear the costs of preparing, printing and mailing the materials used in the solicitation of proxies. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them and will provide reimbursement for the cost of forwarding the materials in accordance with customary charges.

Quorum and Stockholder Vote Required

  The presence, in person or by proxy, of the holders of at least a majority in interest of the total number of shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting for the transaction of business. A quorum being present, the affirmative vote of a plurality of the shares present and voting, in person or by proxy, is necessary to elect a Director of the Company for a three-year term (Proposal No. 1), and the affirmative vote of the holders of a majority of the shares present and voting, in person or by proxy, is necessary to approve the amendment to the 1996 Stock Option Plan (Proposal No. 2). A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Class I Director, abstentions and broker non-votes will have no effect on the outcome of such election.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of February 29, 2000 information with respect to the shares of Common Stock that are beneficially owned by each person holding more than 5% of the outstanding Common Stock, by (i) each director or nominee for director of the Company, (ii) executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. As of February 29, 2000, 2,207,159 shares of Common Stock were outstanding.

                                             Amount and Nature  Percentage of
                                               of Beneficial     Outstanding
                                               Ownership of    Shares of Common
         Name of Beneficial Owner**           Common Stock(1)   Stock Owned(1)
         --------------------------          ----------------- ----------------
Alfred A. Molinari, Jr.(2)..................      421,876            19.1%
Ellen W. Harpin(3)..........................        3,000               *
D'Anne Hurd(4)..............................        3,291               *
David Cyganski(5)...........................        3,166               *
Annette C. Crossen(6).......................        4,594               *
Jeffrey M. Cronin(7)........................        6,173               *
Michael A. DiPoto(8)........................        4,998               *
Clifford G. Wilson(9).......................        3,333               *
All executive officers and directors as a
 group (8 persons)..........................      450,431            20.4%

---------------------
   * Represents less than 1%.

 ** Addresses are only given for beneficial owners of more than 5% of the outstanding shares of Common Stock.

 (1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following February 29, 2000 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes 66,860 shares subject to stock options that are exercisable within 60 days of February 29, 2000. Mr. Molinari's address is c/o the Company, 100 Locke Drive, Marlboro, Massachusetts 01752.

 (3) Includes 3,000 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

 (4) Includes 3,166 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

 (5) Includes 3,166 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

 (6) Includes 4,164 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

 (7) Includes 4,407 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

 (8) Includes 4,998 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

 (9) Includes 3,333 shares subject to stock options that are exercisable within 60 days of February 29, 2000.

                                PROPOSAL NO. 1
                     NOMINATION AND ELECTION OF DIRECTORS

  The Board of Directors currently consists of four members and is divided into three classes, Class I with one Director, Class II with two Directors and Class III with one Director. The term of office of one of the classes expires in each year and the Directors' successors will be elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. Each of the nominee and incumbent directors was elected to his or her initial term in 1996.

  At the Annual Meeting, one person will be elected as a Class I Director of the Company to serve for a three-year term until the 2003 annual meeting of stockholders and until her successor is elected and qualified. The Board of Directors has nominated Ellen W. Harpin for re-election as a Class I Director of the Company for a three-year term. Approval by the affirmative vote of a plurality of the shares present and voting, in person or by proxy, at the Annual Meeting is necessary to elect Ms. Harpin as a Director.

        The Board of Directors recommends that stockholders vote "for" the election of Ellen W. Harpin as Director.

  Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election of Ms. Harpin to serve as a Class I Director of the Company. The Board of Directors believes that Ms. Harpin will stand for election and will, if elected, serve as Director. However, if Ms. Harpin fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may nominate and recommend.

  Information regarding the nominee for election as Director and incumbent Directors, including principal employment and prior business experience, is set forth below.

Nominee for Election as Director:

  Ellen W. Harpin, 44, for a term expiring in 2003. Ms. Harpin has been the Secretary and a Director of the Company since 1997. She previously served at the Company as Vice President, Administration from October 1998 to May 1999 and as Vice President, Sales from October 1997 to October 1998. She served as Vice President of Administration for Media 100, Inc. ("Media 100") from July 1995 to September 1996, prior to the Company's spin-off from Media 100 (the "Spin-off"). Ms. Harpin was employed by Media 100 from March 1983 until November 1996 and during her tenure there also served as Chief Financial Officer, Treasurer, Vice President, Manufacturing and Director of Sales.

Incumbent Directors:

  Dr. David Cyganski, 46, term expires in 2001. Dr. Cyganski has served in faculty and administrative positions at Worcester Polytechnic Institute ("WPI") since prior to 1992. Since October 1992, Dr. Cyganski has been a professor in the WPI Electrical and Computer Engineering Department.

  D'Anne Hurd, 49, term expires in 2001. Ms. Hurd is currently Chief Financial Officer and General Counsel of NaviNet, Inc. From February 1996 to May 1999, Ms. Hurd was Chief Financial Officer and General Counsel of SmartRoute Systems, Inc. She previously served as a business/legal consultant, specializing in initial public offerings and strategic alliances/joint ventures.

  Alfred A. Molinari, Jr., 58, term expires in 2002. Mr. Molinari has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since 1996. Mr. Molinari is the founder of Media 100 and served as the Chief Executive Officer of Media 100 from its inception in 1973 until the Spin-off.

Board of Directors and its Committees

  The Board of Directors held six meetings during the fiscal year ended November 30, 1999. During fiscal 1999, each of the Directors attended 100% of the total number of meetings of the Board of Directors and of the committees of which he or she was a member held while such person was a member of the Board of Directors.

  The Board of Directors has a Compensation Committee and an Audit Committee, but no nominating committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and establishes and approves compensation arrangements for the executive officer of the Company. The members of the Compensation Committee are Ms. Hurd, Dr. Cyganski and Mr. Molinari. During the fiscal year ended November 30, 1999, the Compensation Committee acted by written consent on one occasion. The Audit Committee reviews the results and scope of the financial audit and other services provided by the Company's independent public accountants and makes recommendations to the Directors. The members of the Audit Committee are Ms. Hurd and Dr. Cyganski. During the fiscal year ended November 30, 1999, the Audit Committee did not meet.

Board of Directors Compensation

  The Company compensates each Director who is not also an employee of the Company $7,500 per year, plus $500 per meeting for services as a Director. In addition, each non-employee Director is eligible to receive options under the Company's 1996 Stock Option Plan. Directors of the Company who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table provides certain summary information concerning the compensation of the Company's Chief Executive Officer and each of its other four most highly compensated officers (the "Named Executive Officers") for 1997, 1998 and 1999.

                                                      Long-Term
                                                     Compensation
                               Annual Compensation      Awards
                             ----------------------- ------------     All Other
Name and Principal Position  Year Salary($) Bonus($)  Options(#)  Compensation($)(1)
---------------------------  ---- --------- -------- ------------ ------------------
Alfred A. Molinari, Jr. .    1999 $225,000  $30,650    100,000          $1,803
 Chairman of the Board,
  President and              1998 $232,800  $   --         --           $1,896
 Chief Executive Officer     1997 $225,000  $56,250     60,000          $1,803

Annette C. Crossen.......    1999 $114,008  $ 4,230     18,750          $  914
 Vice President, Sales       1998 $ 55,111  $   --       1,250          $  442
                             1997 $  6,672  $   --         --           $   53

Jeffrey M. Cronin........    1999 $ 94,500  $13,820     16,650          $  757
 Vice President, Opera-
  tions                      1998 $ 87,153  $   --       1,750          $  698
                             1997 $ 78,270  $   --       1,600          $  627

Michael A. DiPoto(2).....    1999 $ 77,274  $13,171     20,000          $  619
 Chief Financial Officer,
 Vice President, Finance
 and Treasurer

Clifford G. Wilson(3)....    1999 $ 62,981  $15,813     20,000          $  505
 Vice President,
 Engineering

---------------------
 (1) The amounts reported represent (i) the dollar value of premiums paid on term life insurance for the benefit of the Named Executive Officers and
     (ii) Company contributions to a defined contribution plan with respect to the Named Executive Officers.

 (2) Mr. DiPoto joined the Company in March 1999.

 (3) Mr. Wilson joined the Company in June 1999.

Stock Options

  The following table provides information concerning the grant of stock options by the Company to the Named Executive Officers during the fiscal year ended November 30, 1999.

                       Option Grants in Last Fiscal Year

                                      Individual Grants               Potential Realized Value
                         -------------------------------------------   at Assumed Annual Rates
                         Number of   % of Total                      of Stock Price Appreciation
                         Securities   Options    Exercise                  for Option Term
                         Underlying  Granted to  or Base             ------------------------------
                          Options   Employees in  Price   Expiration      5%              610%
Name                     Granted(#) Fiscal Year   ($/Sh)     Date         ($)              ($)
----                     ---------- ------------ -------- ---------- -------------    -------------
Alfred A. Molinari,
 Jr. ...................  100,000      25.21%     $1.50    12/16/04           32,326           69,615

Annette C. Crossen......    2,500       0.63%     $1.50    12/16/04              808            1,740
                           16,250       4.10%     $4.88     8/31/05           17,072           36,765

Jeffrey C. Cronin.......    5,000       1.26%     $1.50    12/16/04            1,616            3,481
                           11,650       2.94%     $4.88     8/31/05           12,239           26,358

Michael A. DiPoto.......   10,000       2.52%     $4.00     3/22/05            8,620           18,564
                           10,000       2.52%     $4.88     8/31/05           10,517           22,648

Clifford G. Wilson......   20,000       5.04%     $3.25     6/28/05           14,008           30,167

Option Exercises and Holdings

  The following table provides information, with respect to the Named Executive Officers, concerning unexercised Company options held as of the end of the fiscal year.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                                                Value of unexercised
                                                       Number of Unexercised        In-The-Money
                             Shares                     Options at FY-End(#)  Options at FY-End ($)(1)
                          Acquired on     Value     ------------------------- ---------------------------
          Name            Exercise (#) Realized ($) Exercisable Unexercisable Exercise     Unexercisable
          ----            ------------ ------------ ----------- ------------- ------------ --------------
Alfred A. Molinari, Jr..      --            --        47,194       92,803     $    162,465   $    448,945
Annette C. Crossen......      --            --           832       19,168     $      4,082   $     43,027
Jeffrey C. Cronin.......      100          $611        2,807       17,193     $     12,072   $     47,221
Michael A. DiPoto.......      --            --         1,666       18,334     $      4,373   $     39,377
Clifford G. Wilson......      --            --           --        20,000              --    $     67,500

---------------------
 (1) Market value of underlying securities at November 30, 1999, minus the exercise price of "in-the-money" options.

Compensation Committee Interlocks and Insider Participation

  During the last completed fiscal year, Mr. Molinari, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, was a member of the Compensation Committee of the Board of Directors. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a description of certain lease payments by the Company in which Mr. Molinari has an interest.

Compensation Committee Report on Executive Compensation

  The Compensation Committee is responsible for reviewing the compensation of officers and other members of the Company's Management. The Compensation Committee of the Board of Directors consists of Dr. Cyganski, Ms. Hurd and Mr. Molinari.

  Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to set senior management compensation to attract and retain senior executives who will contribute to long-term success and growth of the Company; (ii) to pay the Company's senior management equitably in relation to peer companies; (iii) to calculate total compensation (i.e., the combined value of all cash and stock benefits) based on a measure of overall performance; (iv) to reward the Company's senior management for increased profitability and resulting shareholder value by closely aligning the financial interest of senior management with those of shareholders; and (v) to integrate compensation incentives with the long-term goals of the Company.

  The pay program described above applies to the Chief Executive Officer and other executive officers, and therefore reflects the criteria upon which the Chief Executive Officer's 2000 compensation is expected to be based.

  The Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants, and thereby provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance.

  Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions, and give executives a long-term incentive to increase shareholder value. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to those that are involved in determining base salary, and awards reflect individual performance reviews. The Compensation Committee also may recommend that the Directors grant stock options for executive retention purposes, taking into account, among other things, general industry practice.

  Federal Tax Regulations. As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Company intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                          Compensation Committee

                                          David Cyganski
                                          D'Anne Hurd
                                          Alfred A. Molinari, Jr.

Shareholder Return Performance Graph

  Set forth below is a graph comparing the performance of the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks since December 1996. The CRSP Index for NASDAQ Electronic Component Stocks is an industry index prepared by the Center of Research in Security Prices at the University of Chicago.

  The stock performance on the graph below is not necessarily indicative of future stock price performance.


                        [PERFORMANCE GRAPH APPEARS HERE]
                  Data Translation, Inc.   Nasdaq     CRSP Index
                  ----------------------   ------     ----------
12/96                    100               100          100
12/97                     51.55            122.52       104.83
12/98                     46.88            172.80       162.04
 2/99                     37.50            180.18       162.86
 5/99                     73.43            194.33       165.62
 8/99                    121.88            216.44       243.19
11/99                    165.63            257.56       275.77

  The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on December 31, 1996 in each of Data Translation, Inc., the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks, with investment weighted on the basis of market capitalization.

                                PROPOSAL NO. 2
                APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN

  On February 1, 1999, the Board of Directors increased the authorized number of shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan (the "Plan") from 500,000 to 1,500,000. The Company, through the granting of incentive and nonstatutory stock options, provides incentives to key employees and other persons who provide services to the Company by enabling them to acquire or increase their proprietary interest in the Company.

Summary Description of the 1996 Stock Option Plan

  The Plan is administered by the Board of Directors or a committee thereof. Subject to the terms of the Plan, the Board has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the awards and to fix all terms of any awards granted. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted only to officers and other employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for incentive stock options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares of Common Stock as to which an incentive stock option becomes exercisable in any year may not exceed $100,000. The term of an incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to any 10% stockholder of the Company). Nonstatutory stock options may be granted on such terms (date of grant, vesting, number of shares and exercise price) as the Board may determine, subject to the terms of the Plan. The Plan may be discontinued or amended by the Board at any time, subject to any required regulatory approval. The stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement.

Federal Income Tax Consequences to the Company and the Participants

  Nonstatutory options. There are no federal income tax consequences to the Company or the participants upon grant of nonstatutory options. Upon the exercise of such an award (or other realization event, such as the lapse of a forfeiture restriction), (i) the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such award exceeds the exercise price, if any, and (ii) the Company will receive a corresponding deduction. A sale of Common Stock so acquired will give rise to a capital gain equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

  Incentive stock options. Except as noted below, there are no federal income tax consequences to the Company or the participant upon grant or exercise of an incentive stock option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction. Some participants may have to pay alternative minimum tax upon exercise of an incentive stock option.

  Although the foregoing summarizes the essential features of the Plan, it is qualified in its entirety by reference to the full text of the Plan as amended, which is attached as Exhibit 1 to this Proxy Statement.

                               NEW PLAN BENEFITS

                            1996 Stock Option Plan

  The following table sets forth as of February 22, 2000 the number of options to purchase Common Stock under the1996 Stock Option Plan since the Plan was adopted by the Company, by each of (i) the officers listed in the Executive Compensation Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group:

                                                             Dollar     Number
      Name and Position                                    Value($)(1) of Units
      -----------------                                    ----------- --------
Alfred A. Molinari, Jr., Chairman and CEO(2).............. $  612,500  100,000
Ellen W. Harpin, Director and Vice President3)............ $   78,750   18,000
D'Anne Hurd, Director(4).................................. $   25,000    5,000
David Cyganski, Director(5)............................... $   25,000    5,000
Annette C. Crossen, Vice President, Sales(6).............. $   67,109   20,000
Jeffrey M. Cronin, Vice President, Operations(7).......... $   74,108   18,900
Michael A. DiPoto, CFO, Vice President, Finance and
 Treasurer(8)............................................. $   63,750   20,000
Clifford G. Wilson, Vice President, Engineering(9)........ $   87,500   20,000
All directors who are not executive officers of the
 Company as a group....................................... $  128,750   28,000
All present executive officers of the Company as a group.. $  904,966  178,900
All employees of the Company, including all current
 officers, who are not executive officers, as a group..... $1,221,072  293,012

---------------------
 (1) Market value of underlying securities at February 10, 2000, minus the exercise price of "in-the-money" options.

 (2) 100,000 shares granted December 16, 1998 at an exercise price of $1.50 per share.

 (3) 18,000 shares granted June 28, 1999 at an exercise price of $3.25 per share.

 (4) 2,500 shares granted January 14, 1997 at an exercise price of $3.75 per share. 2,500 shares granted April 28, 1998 at an exercise price of $1.50 per share.

 (5) 2,500 shares granted January 14, 1997 at an exercise price of $3.75 per share. 2,500 shares granted April 28, 1998 at an exercise price of $1.50 per share.

 (6) 1,250 shares granted June 30, 1998 at an exercise price of $1.94 per share. 2,500 shares granted December 16, 1998 at an exercise price of $1.50 per share. 16,250 shares granted August 31, 1999 at an exercise price of $4.88 per share.

 (7) 500 shares granted April 14, 1997 at an exercise price of $3.00 per share. 1,750 shares granted December 17, 1997 at an exercise price of $2.41 per share. 5,000 shares granted December 16, 1998 at an exercise price of $1.50 per share. 11,650 shares granted August 31, 1999 at an exercise price of $4.88 per share.

 (8) 10,000 shares granted March 22, 1999 at an exercise price of $4.00 per share. 10,000 shares granted August 31, 1999 at an exercise price of $4.88 per share.

 (9) 20,000 shares granted June 28, 1999 at an exercise price of $3.25 per share.

        The Board of Directors recommends that stockholders vote "for"
                                Proposal No. 2.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company leases its domestic headquarters in Marlboro, Massachusetts (the "Facilities") from a related party trust, Nason Hill Trust (the "Trust"), a nominee trust of which Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, and his wife are the sole trustees and beneficiaries.

  The facilities are leased from the Trust under operating leases expiring on December 1, 2009. Pursuant to an amendment dated May 13, 1997, the annual lease payments are equal to the sum of (i) $1,300,000 through November 30, 2002, and adjusted thereafter by the applicable CPI increase as of December 1, 2002, for the period commencing December 1, 2002, and again December 1, 2005, for that period commencing December 1, 2005, and (ii) any additional interest costs payable by the Trust in such year under a note in favor of State Street Bank and Trust Company due to the failure of the Company to maintain the financial ratios required for the most favorable interest rate under such note. In addition to such lease payments, the Company bears all of the tax, insurance and other costs of operating the Facilities and, under certain circumstances, various costs and expenses associated with the series of industrial revenue bonds, the proceeds of which were used in connection with the facilities. Total rental expense, net of sublease income, included in the operations of the Company under the lease for fiscal year 1999 was $254,000.

  The following is a summary of certain agreements between the Company and Media 100 entered into in connection with the Spin-off. Alfred A. Molinari was a director and former Chief Executive Officer of Media 100 and his son, John
A. Molinari, is President, Chief Executive Officer and a director of Media
100.

  Distribution Agreement. The Company and Media 100 are parties to a Distribution Agreement that provides for, among other things, the principal corporate transactions required to effect the Spin-off. The Distribution Agreement provides for indemnification of the Company by Media 100, and of Media 100 by the Company, in a manner designed, as between the two companies, to place with the Company financial responsibility for the data acquisition and imaging, commercial products and networking distribution businesses, and to place with Media 100 financial responsibility for the business retained by Media 100. The Distribution Agreement also provides for a tax sharing arrangement between the Company and Media 100. Pursuant to such agreement, each of the Company and Media 100 are responsible for tax liabilities relating to their respective operations. The Distribution Agreement also provides for the sharing of certain tax liabilities that may be associated with the Spin-off.

  Intellectual Property Agreement. The Company and Media 100 are parties to an Intellectual Property Agreement that provides for royalty-free, perpetual cross-licenses to each of Media 100 and the Company from the other for all technologies covered by existing patents and patent applications held by them as of the Spin-off. The agreement also provides that the parties will cross-license to each other technologies under patents issued pursuant to applications made in the two year-period following the Spin-off. The cross-licenses provide for termination upon a change of control with respect to patents issued pursuant to applications made after August 31, 1996, although the licensee may continue to use such patents in products already being shipped or which are substantially near completion of development.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own (directly or indirectly) more than 10% of Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports received by it, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% stockholders during the fiscal year ended November 30, 1999 were satisfied, with the exception of six reports: Clifford G. Wilson did not file a Form 3 (Initial Statement of Beneficial Ownership of Securities) upon becoming an executive officer in June 1999; Ellen W. Harpin did not file a Form 4 (Statement of Changes of Beneficial Ownership of Securities) for a June 1999 transaction; Annette C. Crossen filed neither a Form 3 upon becoming an executive officer in July 1999 nor a Form 4 for an August 1999 transaction; and Jeffrey C. Cronin filed neither a Form 3 upon becoming an executive officer in February 1999 nor a Form 4 for an August 1999 transaction.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company on or before November 1, 2000 in order to be considered for inclusion in the Company's proxy statement. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to: Secretary, Data Translation, Inc., 100 Locke Drive, Marlboro, MA 01752.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has engaged Arthur Andersen LLP, to serve as the Company's independent public accountants for the fiscal year ended November 30, 2000. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                OTHER BUSINESS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                          ANNUAL REPORT ON FORM 10-K

  The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999, which includes financial statements, has been filed with the SEC. Copies of the Annual Report on Form 10-K may be obtained by stockholders of the Company without charge upon written request to the Secretary of the Company at the address set forth below.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ELLEN W. HARPIN
                                          Secretary
                                          Data Translation, Inc.
                                          100 Locke Drive
                                          Marlboro, Massachusetts 01752

March 10, 2000

                                                                      Exhibit 1

                            DATA TRANSLATION, INC.

                            1996 STOCK OPTION PLAN

1. Purpose

  This 1996 Stock Option Plan (the "Plan") is intended as a performance incentive for officers, employees, consultants, directors and other key persons of Data Translation, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended the "Code"), and nonqualified stock option ("Nonqualified Options"). The term "Subsidiaries" means any corporations in which stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2. Options to be Granted; Administration of the Plan

  a) Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an Incentive Option under the Code, such option shall be deemed to be a Nonqualified Option. Each option granted hereunder shall be embodied in a written agreement, as described in Section 5 hereof, that is signed by the Optionee and an authorized officer of the Company.

  b) The Plan shall be administered either by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Option Committee") of not fewer than two directors of the Company appointed by the Board of Directors (in either case, the "Administrator"). None of the members of the Option Committee shall be an officer or other full-tine employee of the Company. It is the intention of the Company that each member of the Option Committee shall be a "Non-Employee Director" as that term is defined and interpreted pursuant to Rule 16b-3(b)(3)(i) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). Subject to the foregoing requirements of
  Section 2(b), the Compensation Committee of the board of Directors may serve as the Option Committee. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

  c) Subject to the terms and conditions of the Plan, the Administrator shall have the power:

    i) To determine from time to time the options to be granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options (including, without limitation, the number of shares subject to each such option, the effect upon such options of any change in control of the Company and any vesting provisions with respect to such options) granted under the Plan to such persons.

    ii) To construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan (including to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to be extent the Administrator shall deem necessary or expedient to make the Plan fully effective);

    iii) To amend from time to time, as the Administrator may determine is in the best interests of the Company, the terms of any outstanding options, including without limitation, to modify the vesting schedule, exercise price or expiration date thereof in a manner not inconsistent with the terms of the Plan; and

    iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

  All decisions and determinations by the Administrator in the exercise of these powers shall be final and binding upon the Company and the Optionees.

  d) Delegation of Authority to Grant Options. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or any Subsidiary all or part of the Administrator's authority and duties with respect to Options, including the granting thereof, to individuals who are not subject the reporting and other provisions of Section 16 of the Act. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator's delegate or delegates tat were consistent with the terms of the Plan.

3. Stock Subject to the Options

  The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"), which may either be authorized by unissued shares or treasury shares or shares previously reserved for issuance upon exercise of options under the Plan, and allocable to one or more options (or portions of options) which have expired or been canceled or terminated (other than by exercise). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock. Such number of shares shall be subject to adjustment as provided in Section 7 hereof.

4. Eligibility

  a) Incentive Options may be granted only to officers and other employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424 (f) of the Code, including members of the Board of Directors who are also employees of the Company or any such Subsidiary. Nonqualified Options may be granted to officers, other employees and directors of the Company or any Subsidiary, and to consultants and other key persons who provide services to the Company or any Subsidiary (regardless of whether they are also employees).

  b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person owns or is considered to own (by reason of the attribution rules of Section 424 (d) of the Code) stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company (or of any "parent corporation" or "subsidiary corporation" within the meaning of Section 424 (e) or (f) of the Code, respectively), unless not withstanding anything in this Plan to the contrary (i) the purchase price for Common Stock subject to such option is at least 110% of the fair market value of such Common Stock at the time of the grant and (ii) the option by its terms is not exercisable more than five years form the date of grant thereof.

  c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time of the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations, within the meaning of Sections 424 (e) and (f) of the Code) shall not exceed $100,000. Any option granted under the Plan in excess of the foregoing limitations shall be deemed to be a Nonqualified Option.

5. Terms of the Option Agreements

  Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Administrator shall form time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

  a) Expiration: Termination of Employment. Each option shall expire no later than the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted. Each option may be subject to earlier termination, as specified in the option agreement, if the Optionee's employment or other business relationship with the Company and its Subsidiaries shall terminate before such expiration date.

  b) Exercise. Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated in the option agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

  c) Purchase Price. The purchase price per share of Common Stock subject to each option shall be the price specified in the option agreement; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Administrator; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System Small-Cap Market (NASDAQ) on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices reported for the Common Stock on NASDAQ for such date or, if no bid and asked prices were reported for such date, for the last date preceding such date for which such prices were reported.

  d) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and
  (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

  e) Transfer. No option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee, or his other guardian or legal representative. Notwithstanding the foregoing, the terms of a Nonqualified Option may provide that the Optionee may transfer such option, without consideration for the transfer, to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

  f) Minimum Shares Exercisable. Option agreements may set forth a minimum number of shares with respect to which an option may be exercised at any one time.

6. Method of Exercise; Payment of Purchase Price

  a) Any option granted under the Plan may be exercised by the Optionee in whole or in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

  b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery or shares of Common Stock that the optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 5(c) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (iii).

  c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Administrator, and the fulfillment of any other requirements contained in the option agreement of applicable provisions of law (including payment of any amount required to be withheld by the Company pursuant to applicable law).

7. Adjustment Upon Changes in Capitalization

  a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number of kind of shares or securities of the Company, whether through reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number ad kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

  b) Adjustments under this Section 7 shall be determined by the Administrator and such determinations shall be conclusive. The Administrator shall have the discretion and power in any such even to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8. Effect of Certain Transactions

  In the case of the dissolution or liquidation of the Company or a change of Control (as hereinafter defined), the Plan and the options issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of outstanding options by, or the substitution for such option of new options of, the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7. In the event of such termination, all outstanding options shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

  "Change of Control" shall mean the occurrence of any one of the following events:

  a) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any Subsidiary, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any Subsidiary), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more or either (i) the combined voting power of the Company's then outstanding securities having the right to vote in an election o the Board of Directors ("Voting Securities") or (ii) the then outstanding shares of Common Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

  b) Incumbent Directors, as hereinafter defined, cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors; or

  c) the stockholders of the Company shall approve (i) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer ( in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

  Not withstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increase (x) the proportionate number of shares of Common Stock beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (a).

  "Incumbent Directors" means the members of the Board of Directors on the effective date of the Plan (the "Original Directors") and each person who thereafter becomes a director whose appointment, election or nomination for election is approved by a vote of at least a majority of those Original Directors and directors whose appointment, election or nomination have been so approved who are then serving as directors.

9. Tax Withholding

  a) Payment by Optionee. Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includable in the gross income of the Optionee for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. In the event that an Optionee has not made the arrangements described in this
  Section 9(a) and has not made an election under Section 9(b) on or before the Tax Date, the Company is hereby authorized to withhold the amount of any federal, state or local taxes of any kind required by law with respect to such income from any payment otherwise due to the Optionee.

  b) Payment in Shares. Subject to approval by the Administrator, an Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with an aggregate fair market value (determined by the Administrator in accordance with Section 5(c) as of the date the withholding is effected) that would satisfy the withholding amount due.

10. Amendment of the Plan

  The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval, provided that any such amendment is also approved by the stockholders of the Company if required by the Code to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code. Except as otherwise provided, an amendment shall be binding upon options previously granted under the Plan unless the amendment adversely affects the rights of an Optionee, in which even the consent of the Optionee shall be required with respect to any portion of such amendment having such effect.

11. Nonexclusivity of the Plan

  Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating an limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock option otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any option granted hereunder shall be deemed to confer upon any employee any right to continued employment with the Company.

12. Government and Other Regulations; Governing Law

  a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

  b) The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

13. Effective Date of the Plan; Stockholder Approval

  The Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations within twelve months after such effective date.

                                     PROXY

                             DATA TRANSLATION, INC.

PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, APRIL 6, 2000
                                  AT 9:30 A.M.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Ellen W. Harpin and Alfred
A. Molinari, Jr., and each of them, as proxies of the undersigned (the "Proxies"), with full power to appoint his or her substitute, and authorizes each of them to represent and to vote all shares of common stock of Data Translation, Inc. (the "Company") held by the undersigned at the close of business on February 22, 2000, at the 2000 Annual Meeting of Stockholders to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts, on April 6, 2000 at 9:30 a.m., local time, and at any adjournments or postponements thereof.

PLEASE ACT PROMPTLY: SIGN, DATE & MAIL PROXY CARD TODAY

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DATA TRANSLATION, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA  02266-8040

Detach card below, sign, date and mail in postage paid envelope provided.

                            DATA TRANSLATION, INC.
                     100 Locke Drive, Marlboro, MA  01752

           DETACH HERE ---------------------------------------------

[X] Please mark votes as in this example.

1. Proposal to elect Ellen W. Harpin as a Class I Director of the Company to serve for a three-year term until the 2003 annual meeting of stockholders and until her successor is duly elected and qualified.

FOR [ ]
WITHHELD [ ]

2. Proposal to ratify the amendment to the 1996 Stock Option Plan to increase the number of authorized shares.

FOR [ ]
AGAINST [ ]
ABSTAIN [ ]

MARK HERE FOR ADDRESS CHANGE AND [ ] NOTE BELOW

     When properly executed this proxy will be voted in the manner directed hereon by the undersigned stockholder(s).

     If no direction is given, this proxy will be voted FOR both Proposal No. 1 and Proposal No. 2 and in their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the stamped envelope provided. The above undersigned stockholder(s) hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2000 Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1999 annual report to stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

     Please sign name exactly as shown on stock certificate. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating such person's title or authority. If a partnership, please sign in partnership name by authorized person.


Signature
          --------------------

Date
     --------------------